UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2011
Advanta Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 West Ridge Pike, Conshohocken, PA	19428

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 657-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership
As previously disclosed, Advanta Corp. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the State of Delaware (the “Bankruptcy Court”), Case No. 09-13931 (KJC) (the “Chapter 11 Cases”). The Chapter 11 Cases for the Company and certain of the Debtors commenced on November 8, 2009 and the Chapter 11 Cases for certain other Debtors commenced on November 20, 2009.
Also as previously disclosed, on February 11, 2011, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Joint Plan Under Chapter 11 of the United States Bankruptcy Code (as modified, the “Plan”). On February 28, 2011 (the “Effective Date”), the Plan became effective and on March 1, 2011 a notice of Effective Date of the Plan (the “Notice of Effective Date”) was filed with the Bankruptcy Court. A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
As a result of the Plan becoming effective, all Equity Interests of the Company (including all outstanding shares of Preferred Stock, Class A Common Stock, Class B Common Stock, Class A Rights, Class B Rights, options or contractual or other rights to acquire any equity interests) were cancelled and extinguished on the Effective Date. Under the Plan, holders of Equity Interests in the Company will not be entitled to, and will not receive or retain, any property or interest in property in exchange for such cancelled equity interests. Also on the Effective Date, the Company was reorganized and filed an Amended and Restated Certificate of Incorporation authorizing 100 shares of Common Stock (as defined under the Amended and Restated Certificate of Incorporation) of Reorganized Advanta. On the Effective Date, one share of Common Stock of Reorganized Advanta (defined as “Trustee Stock,” under the Plan) was issued to the Advanta Trust, which is the sole holder of Common Stock of Reorganized Advanta as of the Effective Date.
Item 3.03. Material Modification to Rights of Security Holders
Pursuant to the Plan, all Equity Interests of the Company (including all outstanding shares of Preferred Stock, Class A Common Stock, Class B Common Stock, Class A Rights, Class B Rights, options or contractual or other rights to acquire any Equity Interests) were cancelled and extinguished on the Effective Date. Under the Plan, holders of Equity Interests in the Company will not be entitled to, and will not receive or retain, any property or interest in property in exchange for such cancelled Equity Interests. In addition, the Company intends to file a Form 15 with the Securities and Exchange Commission to terminate the registration of its Class A Common Stock and Class B Common Stock. Thereafter, the Company’s reporting obligations under the Securities Exchange Act of 1934 will be suspended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(a) As of the close of business on the Effective Date, and as contemplated by the Plan, Messrs. Dennis Alter, Max Botel, Thomas Costello, Ronald Lubner, William A. Rosoff and Michael Stolper, and Ms. Dana Becker Dunn ceased to be directors of the Company. In addition, Messrs. Botel, Costello and Stolper ceased to be members of the Audit Committee of the Board of Directors.
(b) As of the close of business on the Effective Date, the Company’s executive officers, Messrs. Dennis Alter, William A. Rosoff and Philip M. Browne ceased to be employees and officers of the Company.
(c) Upon completion of the changes noted in (a) and (b) on the Effective Date, Mr. William J. Nolan became the sole director of Reorganized Advanta.
(d) Immediately after Mr. Nolan’s appointment as sole director, Mr. Andrew Scruton was appointed as President and Secretary of Reorganized Advanta.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
On February 28, 2011, the Company filed an Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware to effect certain changes to the structure of the Company as contemplated by the Plan. The Company also adopted Amended and Restated Bylaws of the Company to implement changes to the governance of the Company as contemplated by the Plan. Copies of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company are attached as Exhibits 3.1 and 3.2 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Amended and Restated Articles of Incorporation of Advanta Corp.

3.2	Amended and Restated Bylaws of Advanta Corp.

99.1	Notice of Effective Date of the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date: March 2, 2011	By:	/s/ Andrew Scruton
Andrew Scruton, President and
Secretary

4